Exhibit 99.2 Full Year 2024 Results February 27, 2025

Forward-Looking Statements The information contained in this presentation is being supplied and communicated to you solely for your information and may not be reproduced, further distributed to any other person or published, in whole or in part, for any purpose. The distribution of this presentation in certain jurisdictions may be restricted by law, and persons into whose possession this presentation comes should inform themselves about, and observe, any such restrictions. Although reasonable care has been taken to ensure that the facts stated in this presentation are accurate and that the opinions expressed are fair and reasonable, the contents of this presentation have not been verified by Silence Therapeutics plc (the “Company”) or any other person. Accordingly no representation or warranty, express or implied, is made as to the fairness, accuracy, completeness or correctness of the information and opinions contained in this presentation and no reliance should be placed on such information or opinions. None of the Company, or any of its respective members, directors, officers or employees nor any other person accepts any liability whatsoever for any loss howsoever arising from any use of such information or opinions or otherwise arising in connection with this presentation. No part of this presentation, or the fact of its distribution, should form the basis of or be relied upon in connection with any contract or commitment or investment decision whatsoever. This presentation does not form part of any offer of securities, or constitute a solicitation of any offer to purchase or subscribe for securities or an inducement to enter into any investment activity. Recipients of this presentation are not to construe its contents, or any prior or subsequent communications from or with the Company or its representatives as investment, legal or tax advice. In addition, this presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of any transaction. Further, the information in this presentation is not complete and may be changed. Recipients of this presentation should each make their own independent evaluation of the information and of the relevance and adequacy of the information in this document and should make such other investigations as they deem necessary. This presentation may contain forward-looking statements that reflect the Company’s current views and expectations regarding future events. In particular certain statements with regard to management’s strategic vision, aims and objectives, the conduct of clinical trials, the filing dates for product license applications and the anticipated launch of specified products in various markets, the Company’s ability to find partners for the development and commercialization of its products as well as the terms for such partnerships, anticipated levels of demand for the Company’s products (including in development), the effect of competition, anticipated efficiencies, trends in results of operations, margins, the market and exchange rates, are all forward-looking in nature. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward looking statements. Although not exhaustive, the following factors could cause actual results to differ materially from those the Company expects: difficulties inherent in the discovery and development of new products and the design and implementation of pre-clinical and clinical studies, trials and investigations, delays in and results from such studies, trials and investigations that are inconsistent with previous results and the Company’s expectations, the failure to obtain and maintain required regulatory approvals, product and pricing initiatives by the Company’s competitors, inability of the Company to market existing products effectively and the failure of the Company to agree beneficial terms with potential partners for any of its products or the failure of the Company’s existing partners to perform their obligations, the ability of the Company to obtain additional financing for its operations and the market conditions affecting the availability and terms of such financing, the successful integration of completed mergers and acquisitions and achievement of expected synergies from such transactions, and the ability of the Company to identify and consummate suitable strategic and business combination transactions and the risks described in our most recent Admission Document. By participating in this presentation and/or accepting any copies hereof you agree to be bound by the foregoing restrictions and the other terms of this disclaimer. 2 2

Company Overview CRAIG TOOMAN Chief Executive Officer 3

Silence Delivered Strong Clinical Results and Pipeline Advancement in 2024

ZERLASIRAN

- ALPACAR-360 Ph. 2 study delivered positive results in high Lp(a)
- Finalized Ph. 3 CVOT design
- Positive global regulatory feedback on Ph. 3 CVOT design

DIVESIRAN

- SANRECO Ph. 1 study delivered positive results in PV
- Granted orphan drug designation for PV in EU
- SANRECO Ph. 2 study dosed first PV patient

GOLD PLATFORM

- SLN312 (licensed to AstraZeneca) entered Ph. 1 study

1. Lp(a) = lipoprotein(a), PV= polycythemia vera, CVOT= cardiovascular outcomes trial

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2025: Advancing Clinical Pipeline in Rare Conditions with High Unmet Needs DIVESIRAN GOLD PLATFORM EXTRA HEPATIC • First-in-class siRNA for PV • SLN548 (complement factor • Advancing programs targeting B) Ph. 1 study start multiple cell types • SANRECO Ph. 1 data anticipated in 2H 2025 presentations planned in 2025 • Prioritizing programs in rare diseases with high unmet • SANRECO Ph. 2 full needs enrollment anticipated by year-end 2025 5 5

Financial Review and 2025 Guidance RHONDA HELLUMS Chief Financial Officer 6

2024 Financial Results Financial Results ($ thousands) FY 2024 FY 2023 Revenue $43,258 $31,634 Cost of Sales ($11,810) ($12,867) Research and Development Costs ($67,883) ($56,937) General and Administrative Expenses ($26,884) ($26,222) Operating Loss ($63,319) ($64,383) Net Loss ($45,309) ($54,228) Financial Results ($ thousands) Dec 31, 2024 Dec 31, 2023 1 Cash Position $147,334 $68,789 7 7 1. Cash, cash equivalents, and short-term investments were $147.3 million at the end of December 2024. This includes cash and cash equivalents of $121.3 million and short-term investments of $26 million.

2025 Financial Guidance FINANCIAL PRIORITIES CASH GUIDANCE • Divesiran for PV Projected Runway • Advancing pipeline in rare conditions Extended into 2027 • Extra-hepatic 8 8

Clinical Update STEVEN ROMANO, MD Chief R&D Officer 9

Polycythemia Vera (PV):
A Rare Blood Cancer We Are Targeting

- **Myeloproliferative neoplasm characterized by the excessive production of red blood cells (RBCs)**
  - Elevated hematocrit (HCT) is a hallmark of the disease, indicating overproduction of RBCs
- **Serious, chronic disease associated with increased thrombotic and cardiovascular risks[1-3]**
- **Rare disease with ~150,000 in the US and ~3.5m worldwide[4]**
  - Diagnosed commonly in individuals 50-70 years of age
  - Median survival ~20 years

Treatment goal is to control HCT <45% to reduce CV and major thrombotic events

1. NORD Rare Disease Database, Polycythemia Vera. https://rarediseases.org/rare-diseases/polycythemia-vera/ 2. Spivak JL. Ann Hematol 2018; 19(2):1-14. 3. Marchioli R, et al. N Engl J Med 2013; 368:22-33 4.Using 44/100,000 global population: 7,800m, Kattamis, A. et al. Eur J Haematol (2020);

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People Living with PV Experience Significant Unmet Needs

Inconsistent HCT Control

- Patients with HCT between 45-50% are ~4x more likely to die from CV causes or major thrombotic events than those <45%[1]
- 78% of patients have uncontrolled HCT with tests ≥45%[2]

Iron Deficiency

- Most patients with PV are iron deficient due to depleted bone marrow iron levels[3]
- Some treatments exacerbate disease-related symptoms by inducing iron deficiency[3,4]

Disease Burden

- Patients with elevated HCT often require frequent phlebotomies to manage condition
- 30-40% of PV patients who receive cytoreductive therapy have a suboptimal response and toxicity issues[5]
- Patients have burdensome symptoms, including fatigue and concentration problems[5]

"The PV aspect means that you have to have phlebotomies regularly and I think the most crippling thing about that is the fatigue."
– Nona Baker


Nona Baker
Co-chair of MPN UK
Living with PV

1. Marchioli et al. 2013 NEJM paper; 2. Verstovsek S, et al. Ann Hematol. 2023 Mar;102(3):571-581; 3. Verstovsek S, et al. Leuk Res. 2017;56:52-59. doi:10.1016/j.leukres.2017.01.032.;4. McMullin MF, et. al. Br J Haematol. 2019 Jan; 184(2): 176-191.; 5. Mesa, R. Clin Adv Hematol Oncol (2017)

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Divesiran is a First-in-Class siRNA for PV Divesiran has FDA Fast Track and Orphan Drug Designations in PV 12 12

SANRECO Phase 1 Study of Divesiran in PV Patients Open-label, dose-finding study of divesiran in PV patients Design • 21 patients Cohorts • 6 patients at 3 mg/kg, 8 patients at 6 mg/kg and 7 patients at 9 mg/kg • Administered subcutaneously every 6 weeks for four doses Dosing & • 16-week follow-up period following the date of the last administered dose Follow-up • Total duration of study 34 weeks • PV diagnosis Key • At least 3 phlebotomies in the last 6 months or 5 in the last year prior to screening Inclusion • Stable dose of cytoreductive agents allowed Criteria • No hematocrit threshold 13 13

Divesiran Reduced Phlebotomy Frequency in PV Patients Cohort 1 (3mg/kg) Cohort 2 (6mg/kg) Cohort 3 (9mg/kg) 79 Phlebotomies Prior to Dosing, 5 in Treatment Period and 2 in Follow-up; No Well-Controlled Patients (HCT<45% at baseline) Required a Phlebotomy 1. Interim Phase 1 results presented at the American Society of Hematology (ASH) 2024 Annual Meeting. December 8, 2024. Interim Phase 1 results included 19 PV patients. 2. Pre-dose from D-201 to D-1, Treatment 14 14 period D1 to D169 and FU D169 to D239

Divesiran Reduced Hematocrit in PV Patients Dosing Divesiran Decreased Hematocrit in All Cohorts 1. Interim Phase 1 results presented at the American Society of Hematology (ASH) 2024 Annual Meeting. December 8, 2024. Interim Phase 1 results included 19 PV patients. 2. Orange dotted line 15 15 represent dosing dates. Error bars represent ± SEM

Divesiran Treatment Produced Sustained Increases in Hepcidin Dosing Divesiran Treatment Induced Hepcidin 1. Interim Phase 1 results presented at the American Society of Hematology (ASH) 2024 Annual Meeting. December 8, 2024. Interim Phase 1 results included 19 PV patients. 2. Orange dotted line represent 16 16 dosing dates. Error bars represent ± SEM

Divesiran Demonstrated a Favorable Safety and Tolerability Profile • Divesiran was well tolerated with no dose-limiting toxicities • Treatment emergent adverse events (TEAEs) were recorded in 19/21 participants • Majority of TEAEs (84%) were grade 1 • No TEAEs grade > 2 • 52 mild self-limiting injection site reactions were observed in 13/21 participants • No treatment-related serious adverse events or TEAEs leading to discontinuation 17 1. Interim Phase 1 results presented at the American Society of Hematology (ASH) 2024 Annual Meeting. December 8, 2024. Interim Phase 1 results included 19 PV patients. 17

SANRECO Phase 2 Study of Divesiran in PV Patients Design Randomized, double-blind study of divesiran in up to 40 PV patients • PV diagnosis Key • At least 3 phlebotomies in the last 6 months or 5 in the last year prior to screening Inclusion • Stable dose of cytoreductive agents allowed Criteria • HCT level <45% prior to dosing Dosing & • Evaluating two different divesiran dose levels and regimens vs. placebo • Primary endpoint at 36-weeks Follow-up Primary • % of patients with HCT at or below 45% without the need for phlebotomies • Effect of divesiran in improving PV related symptoms Objectives Full Enrollment Expected by Year-end 2025 18 18

The Complement Pathway



Complement Pathway(s)
Classical
Lectin
Alternative
C1q
C1r
C1s
MBL
Ficolins
MASP1,2,3
FP
C3(H2O
C3 "tick over"
FH
C3b
FB
FD
C2
C4
C4b2b
C3bBb
C3(H2O)Bb
C3
C3b
FB
FD
C3bBb
C3a
C3bBb3b
Inflammatory signaling Chemoattraction
C5
C5a
C5b
C5b9
MAC
Cell Lysis
Tissue Injury

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Phase 1 Study of SLN548 in Healthy Volunteers Design Randomized, double-blind, placebo-controlled, single-ascending dose study • Approximately 32 healthy volunteers Enrollment • All patients will be vaccinated and receive prophylactic antibiotics as appropriate • 4 cohorts, 8 subjects per cohort Dosing & • single dose administered subcutaneously Follow-up • 12-week study (includes follow-up) Primary • Assess safety, tolerability, PK and PD effects Objectives 20 1. PK=pharmacokinetics, PD=pharmacodynamics. 20

Anticipated 2025 Milestones Divesiran – Polycythemia Vera (PV) SANRECO Phase 1 follow-up completion Phase 1 data at medical meetings 2025 SANRECO Phase 2 study full enrollment 4Q 2025 SLN548 – Complement-Mediated Diseases Phase 1 study initiation 2H 2025 21 21

Q&A 22

THANK YOU! 23